Q3 2015 Earnings Webinar November 4, 2015 Exhibit 99.2

Safe Harbor Language During today’s call we will be making both historical and forward-looking statements in order to help you better understand our business. These forward-looking statements include references to our plans, intentions, expectations, beliefs, strategies and objectives. Any forward-looking statements speak only as of today’s date. In addition, these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. The risks and uncertainties associated with our business are highlighted in our filings with the SEC, including our Annual Report filed on Form 10-K for the year ended December 31, 2014, our quarterly reports on Form 10-Q, as well as our earnings press release issued earlier today. In light of Regulation FD, it is our policy not to comment on earnings, financial guidance or operations other than through press releases, publicly announced conference calls, or other means that will constitute public disclosure for purposes of Regulation FD. Mattersight Corporation undertakes no obligation to publicly update or revise any forward-looking statements in this call. Also, be advised that this call is being recorded and is copyrighted by Mattersight Corporation. © 2015 Mattersight Corporation.

Q3 Business Highlights Strong bookings Record revenues and book of business PBR driving addition of significant new logo customers Meaningful progress toward scaling our business © 2015 Mattersight Corporation.

Q3 Results Bookings Annual Contract Value (ACV) bookings for the third quarter were $6.9m ACV bookings for the last four quarters were $22.6m, a 82% year-over-year increase Book of Business Annualized Book of Business was $53.6m for the third quarter, a 41% year-over-year increase Revenues Total revenue for the third quarter was a record $10.5m, a 36% year-over-year increase Subscription revenue was $9.3m, up 40% on a year-over-year basis Adjusted EBITDA Q3 Adjusted EBITDA was ($0.9m) Adjusted EBITDA leverage was 23% for the last four quarters 4 © 2015 Mattersight Corporation.

Bookings Trends 5 © 2015 Mattersight Corporation.

Revenue Trends © 2015 Mattersight Corporation.

Book of Business Trends © 2015 Mattersight Corporation.

Total Account Opportunity Trends © 2015 Mattersight Corporation.

Q3 2015 Key Operating Metrics Measurement Q3 2015 YOY Change ACV Total Bookings* $22.6m 82% Annualized Book of Business $53.6m 41% Annualized Revenue $41.9m 36% Annualized Subscription Revenue $37.3m 40% % Subscription Revenues 89% 250 bps Subscription Retention %* 97% 100 bps Year/Year Net Account Growth* 127% 2200 bps Gross Margin 76% 700 bps Customer Acquisition Cost (CAC) Ratio* 126% 97% Of 49 public SaaS companies reviewed by Craig-Hallum (as of 10/15), only 10 are projected to grow >30% in 2015 and have >70% LTM gross margin.  Excluding Mattersight, these companies trade at an average EY/CY2015E Revenue multiple of 8.3x. * Rolling 4 Quarters © 2015 Mattersight Corporation.

PBR Driving New Logo Acquisition Added two new logos in Q3 New logos include a Fortune 50 telco and a top 25 U.S. bank Initial orders from these new logos total over 1,500 seats…these accounts have in excess of 40,000 seats PBR is driving impressive new names in the pipeline 10 © 2015 Mattersight Corporation.

Harnessing the Power of Big Data to Improve Our Algorithms Sales Lift Client 1 Cost Reduction Client 2 11 © 2015 Mattersight Corporation.  * 90% over v2.0 ** 50% over v2.0

Continuing to Build Our Brand © 2015 Mattersight Corporation.

Call to Loyalty 218 Registrants from 132 Companies © 2015 Mattersight Corporation.

Update on Scaling Sales Team Added Senior VP of Enterprise and VP of Sales Enablement Hired five new quota carriers Algorithms and Patents Released our 3rd new version of our routing algorithm this year Were granted six new patents in Q3 14 © 2015 Mattersight Corporation.

Significant Progress…Still Work to Do Significant Progress… Strong year-to-date bookings Record Book of Business, Revenues, and Total Account Opportunity PBR driving new logo wins and significant growth in new logo pilot pipeline Cracked the sales recruiting code and starting to build the sales team Beginning to build our brand Strengthening IP: Algorithms and Patents Building out the next level management team …Work to Do Reducing customer and order concentration Growing the Hunter Team to accelerate new logo acquisition Reducing deployment times 15 © 2015 Mattersight Corporation.

2015 Guidance ~33% total revenue growth ~38% subscription revenue growth 30%-35% growth in our Book of Business metric © 2015 Mattersight Corporation.

Thank You Kelly Conway 847.582.7200 kelly.conway@mattersight.com David Gustafson 847.582.7016 david.gustafson@mattersight.com Sheau-ming Ross 312.454.3594 sheau-ming.ross@mattersight.com © 2015 Mattersight Corporation.